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EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

Name                                 Jurisdiction of Organization
----                                 ----------------------------

eResearchTechnology, Inc.            Delaware

   eResearchTechnology Limited       United Kingdom

PRWW Investment Corporation          Delaware